Exhibit 4.2

GROCERY OUTLET HOLDING CORP.

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

Dated as of [•], 2019

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5.7	Governing Law	39

5.8	Termination	39

5.9	Recapitalizations, Exchanges, Etc.	39

5.10	Action Necessary to Effectuate the Agreement	40

5.11	Purchase for Investment; Legend on Certificate	40

5.12	Effectiveness of Transfers	41

5.13	Other Stockholders	41

5.14	Other Business Opportunities	42

5.15	No Waiver	43

5.16	Costs and Expenses	43

5.17	Counterpart	43

5.18	Headings	44

5.19	Third Party Beneficiaries	44

5.20	Consent to Jurisdiction	44

5.21	WAIVER OF JURY TRIAL	44

5.22	Representations and Warranties	44

5.23	Consents, Approvals and Actions	45

5.24	No Third Party Liabilities	46

5.25	Aggregation of Securities	46

5.26	Effectiveness	47

5.27	Reinstatement of Original Agreement	47

EXHIBITS AND ANNEXES

EXHIBIT A	–	STOCKHOLDER LIST
ANNEX I	–	FORM OF JOINDER AGREEMENT
ANNEX II	–	FORM OF SPOUSAL CONSENT

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AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) of Grocery Outlet Holding Corp. (together with its successors and permitted assigns, the “Company”), a Delaware corporation f/k/a/ Globe Holding Corp., is entered into as of [•], 2019, by and among (i) the Company, (ii) Globe Intermediate (as defined below), (iii) GOBP Holdings (as defined below), (iv) GOBP Midco (as defined below), (v) Opco (as defined below), (vi) the H&F Stockholders (as defined below), (vii) the Executive Stockholders (defined below), (viii) the Read Trust Rollover Stockholders (as defined below) and (ix) such other Persons, if any, that from time to time become parties hereto pursuant to Section 5.13. The Management Stockholders (as defined below) and Independent Director Stockholders (as defined below) are not executing this Agreement, but are parties to the Original Agreement (as defined below) and therefore bound by the provisions of this Agreement.

WHEREAS, the parties hereto are party to that certain Stockholders Agreement, dated as of October 7, 2014, as amended by Amendment No. 1 to the Stockholders Agreement, dated as of November 25, 2014 (such agreement, as so amended, the “Original Agreement”);

WHEREAS, the Company intends to enter into the Underwriting Agreement (as defined below) in connection with the initial Public Offering (as defined below) of shares of the Company’s Common Stock (as defined below);

WHEREAS, in connection with such initial Public Offering, the Company’s Voting Common Stock (as defined in the Original Agreement) and Non-Voting Common Stock (as defined in the Original Agreement) have been converted into a single class of Common Stock with identical voting rights on a one-to-one basis;

WHEREAS, as of the date hereof, the Company no longer has Co-Chief Executive Officers (as defined in the Original Agreement); and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance and registration rights and other matters upon the effectiveness of this Agreement and, pursuant to Section 5.3 of the Original Agreement to amend and restate the Original Agreement in its entirety pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree, subject to Section 5.26, as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this ARTICLE I:

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) References to Sections and Articles refer to Sections and Articles of this Agreement;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the others.

1.2 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“Action” shall have the meaning as set forth in Section 4.1(a).

“Adverse Disclosure” shall mean public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that for purposes of this Agreement (i) the Company and its Subsidiaries shall not be an Affiliate of any Stockholder and (ii) none of the H&F Stockholders shall be considered Affiliates of any portfolio company in which (x) the H&F Stockholders, (y) any of their investment fund Affiliates or (z) any investment funds, vehicles and accounts advised, managed or sponsored by the H&F Stockholders or their Affiliates have made a debt or equity investment (and vice versa).

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Applicable Employee” shall mean (i) with respect to any Employee Stockholder who is a director, employee, consultant or other service provider of the Company or any of its Subsidiaries, such director, employee, consultant or other service provider and (ii) with respect to any Employee Stockholder that is not a director, employee, consultant or other service provider of the Company or any of its Subsidiaries, the director, employee, consultant or other service provider of the Company or any of its Subsidiaries with respect to whom such Employee Stockholder is a Permitted Transferee.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the 1933 Act.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

“Business” shall mean the business of the Company and its Subsidiaries as currently conducted, as conducted within the five (5) years prior to the date hereof, or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consists of the retail sale of food, beverages and general grocery merchandise.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which does not have a preference as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company.

“Common Stock Equivalents” shall mean all shares of Common Stock (i) owned by, or (ii) issuable upon exercise of Options (solely to the extent such Options, on or prior to the time the determination of Common Stock Equivalents is made, are vested and, if such Options may be exercised on a “net exercise” basis in accordance with their terms, as determined after giving effect to the net exercise thereof as of such time of determination) held by, each Stockholder.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

“Demand Delay” shall have the meaning as set forth in Section 3.2(a)(ii).

“Demand Period” shall have the meaning as set forth in Section 3.2(c).

“Demand Registration” shall have the meaning as set forth in Section 3.2(a).

“Employee Stockholders” shall mean the Executive Stockholders and the Management Stockholders.

“Executive / Read Trust Initiating Holders” shall mean one or more Executive / Read Trust Stockholders that, collectively, hold at least twenty five (25%) of the aggregate Registrable Securities held by such Executive / Read Trust Stockholders and any assignee to whom they have transferred their rights as an Executive / Read Trust Initiating Holder pursuant to Section 3.8.

“Executive / Read Trust Director Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(A).

“Executive / Read Trust Stockholders” shall mean the Executive Stockholders and the Read Trust Rollover Stockholders.

“Executive Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons which are listed as the Executive Stockholders on Exhibit A hereto and (ii) their Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be an Executive Stockholder.

“Executive Stockholder Consent” shall mean the consent of the Executive Stockholders holding a majority of the shares of Common Stock held by the Executive Stockholders.

“FINRA” means the Financial Industry Regulatory Authority.

“GOBP Holdings” shall mean GOBP Holdings, Inc., a Delaware corporation, together with its successors and permitted assigns.

“GOBP Midco” shall mean GOBP Midco, Inc., a Delaware corporation, together with its successors and permitted assigns.

“Globe Intermediate” shall mean Globe Intermediate Corp., a Delaware corporation, together with its successors and permitted assigns.

“H&F Consent” shall mean the consent of the H&F Stockholders holding a majority of the shares of Common Stock held by the H&F Stockholders.

“H&F Director Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(C).

“H&F Initiating Holders” shall mean H&F Globe Investor LP or any assignee to whom they have transferred their rights as an H&F Initiating Holder pursuant to Section 3.8.

“H&F Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons which are listed as the H&F Stockholders on Exhibit A hereto and (ii) their Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be an H&F Stockholder.

“H&F Subscription Agreement” shall mean that certain Stock Subscription Agreement, dated as of October 7, 2014, by and between the H&F Stockholders and the Company.

“Holder” shall mean any Stockholder (and any transferee pursuant to Section 3.8) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

“Incentive Plan” shall mean the Globe Holding Corp. 2014 Equity Incentive Plan, as amended and the Grocery Outlet Holding Corp. 2019 Equity Incentive Plan, as amended, together with any other compensatory stock plan adopted by the Company from time to time, as amended.

“Indemnification Sources” shall have the meaning as set forth in Section 4.1(c).

“Indemnified Liabilities” shall have the meaning as set forth in Section 4.1(a).

“Indemnified Party” shall have the meaning as set forth in Section 3.6(c).

“Indemnifying Party” shall have the meaning as set forth in Section 3.6(c).

“Indemnitee Related Entities” shall have the meaning as set forth in Section 4.1(c).

“Indemnitees” shall have the meaning as set forth in Section 4.1(a).

“Independent Director Stockholder” shall mean any Stockholder who is a member of the Board other than an H&F Stockholder, Employee Stockholder or Read Trust Rollover Stockholder.

“Initiating Holder” means, as applicable for a particular offering, (i) the H&F Initiating Holders or (ii) the Executive / Read Trust Initiating Holders.

“Intermediate Holding Company” shall mean (a) Opco or any other Person acquired by the Company or any of its Subsidiaries (other than Opco or any of its Subsidiaries) after the date hereof (each such other Person, a “Sister Company”) and (b) any other Subsidiary of the Company that is a direct or indirect parent of Opco and/or any Sister Company.

“IPO Entity Shares” shall mean (i) shares of Common Stock, and (ii) any other equity securities received in respect thereof in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization or by way of stock split, stock dividend or other distribution.

“IPO Lock-Up Period” shall have the meaning as set forth in Section 3.12(a)(i).

“Joinder Agreement” means a joinder agreement substantially in the form of Annex I attached hereto or such other form as may be agreed by the Company.

“Jointly Indemnifiable Claims” shall have the meaning as set forth in Section 4.1(c).

“Law” shall have the meaning as set forth in Section 2.3.

“Lindberg Proxy” shall have the meaning as set forth in Section 5.1.

“Lindberg Stockholders” shall have the meaning as set forth in Section 5.1.

“Lock-Up Restriction” shall have the meaning as set forth in Section 3.12(a).

“Majority Shelf Holder” shall have the meaning as set forth in Section 3.1(b).

“Management Proxy” shall have the meaning as set forth in Section 5.1.

“Management Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons which are listed as the Management Stockholders on Exhibit A hereto, (ii) any other Person who acquires shares of Common Stock pursuant to the exercise of Options and provides an executed Joinder Agreement, indicating that such Person will be a Management Stockholder and (iii) their Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be a Management Stockholder.

“Marketed Underwritten Shelf Take-Down” shall have the meaning as set forth in Section 3.1(d)(iii).

“Non-H&F Stockholder” shall mean the Stockholders other than the H&F Stockholders.

“Opco” shall mean Grocery Outlet Inc., a Delaware corporation, together with its successors and permitted assigns.

“Options” shall mean the options granted to certain Employee Stockholders under the Incentive Plan to purchase shares of Common Stock on the terms set forth therein and in the certificates and agreements issued pursuant thereto.

“Other Stockholder Proxy” shall have the meaning as set forth in Section 5.1.

“Other Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) any Person who is a party to this Agreement (whether through execution of this Agreement, the Original Agreement or a Joinder Agreement) other than the Company and its Subsidiaries, the H&F Stockholders and the Employee Stockholders and (ii) such Persons’ Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be an Other Stockholder.

“Permitted Transfer” shall mean:

(i) a Transfer of Shares by any Stockholder who is a natural person (or a trustee of a trust for the benefit of a natural person) (or any Employee Stockholder) to (a) such Stockholder’s (or, in the case of an Employee Stockholder, such Employee Stockholders’ Applicable Employee’s) spouse, children (including legally adopted children and stepchildren), spouses of children, grandchildren (including legally adopted children or stepchildren of such Stockholder’s children), spouses of grandchildren, parents or siblings; (b) a trustee of a trust for the benefit of such Stockholder (or, in the case of an Employee Stockholder, the Applicable Employee of such Employee Stockholder) and/or any of the Persons described in clause (a); or (c) a corporation, limited partnership or limited liability company whose sole shareholders, partners or members, as the case may be, are such Stockholder (or, in the case of an Employee Stockholder, the Applicable Employee of such Employee Stockholder) and/or any of the Persons described in clause (a) or clause (b).

(ii) a Transfer of Shares by any Stockholder to the Company (including, without limitation, any pledge of Shares or Options to the Company);

(iii) a Transfer of Shares by a Stockholder who is a natural person upon death or incapacity to such Stockholder’s estate, executors, trustees, administrators and personal representatives, and then to such Stockholder’s legal representatives, heirs, beneficiaries or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Stockholder);

(iv) a Transfer of Shares by the H&F Stockholders to (a) any Affiliate of Hellman & Friedman LLC, (b) any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, Hellman & Friedman LLC, or (c) any of the employees, partners, members or Affiliates of such H&F Stockholder or any of the foregoing; and

(v) a Transfer of Shares by any Other Stockholder who is not a natural person to any Affiliate of such Other Stockholder.

provided, however, that notwithstanding anything herein to the contrary, Options may only be transferred in accordance with the terms of the Incentive Plan; and, provided, further, that no Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred executes and delivers to the Company a Joinder Agreement and agrees to be bound hereunder in the same manner and to the same extent as the Stockholder from whom the Shares were transferred as provided for in Section 5.13. On subsequent transfers by a Permitted Transferee, the determination of whether the transferee is a Permitted Transferee shall be determined by reference to the Stockholder who was an original party to this Agreement, not by reference to the transferring Permitted Transferee in such subsequent transfer. If at any time after a Permitted Transfer, a transferee ceases to be a Permitted Transferee of the Stockholder who transferred the Shares to the transferee, then such transferee must transfer the Shares to such original Stockholder or a Permitted Transferee of such original Stockholder as promptly as practicable. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Shares or Options pursuant to a Permitted Transfer.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proprietary Information” shall have the meaning as set forth in Section 2.3.

“Pro Rata Shelf Take-Down Share” shall have the meaning as set forth in Section 3.1(d)(iv)(A).

“Prospectus” shall mean the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which some or all of the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

“Read Proxy” shall have the meaning as set forth in Section 5.1.

“Read Stockholders” shall have the meaning as set forth in Section 5.1.

“Read Trust Rollover Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons which are listed as Read Trust Rollover Stockholders on Exhibit A hereto and (ii) their Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be a Read Trust Rollover Stockholder.

“register”, “registered” and “registration” shall mean a registration effected pursuant to a registration statement filed with the SEC (a “Registration Statement”) in compliance with the 1933 Act.

“Registrable Securities” shall mean (i) IPO Entity Shares held (whether now held or hereafter acquired) by a Stockholder or any transferee to the extent permitted by Section 3.8, (ii) any IPO Entity Shares issued as (or, as of any such date of determination, then currently issuable upon the conversion, exchange or exercise of any warrant, right or other securities that are issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such IPO Entity Shares contemplated by the immediately foregoing clause (i) and (iii) the number of IPO Entity Shares issuable upon exercise of Options that are vested as of any such date of determination; provided, however, that IPO Entity Shares shall cease to be treated as

Registrable Securities if (a) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (b) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (c) such securities are sold pursuant to Rule 144 or 145 promulgated under the 1933 Act (or another exemption from the registration requirements of the 1933 Act), (d) such securities cease to be outstanding or (e) the Holder thereof, together with his, her or its Permitted Transferees, holds (excluding any securities covered by the foregoing clause (b)) less than two percent (2%) of the shares of Common Stock that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the 1933 Act. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised Options or other securities exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to ARTICLE III, such Holder must exercise the relevant Option or such other securities (which may include an exercise conditional upon the effectiveness of the applicable Registration Statement and, solely to the extent permitted by the terms thereof, effected on a “net exercise” basis) or exercise, convert or exchange such other relevant securities and transfer the relevant IPO Entity Shares (rather than the Option or such other securities) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

“Registration Expenses” shall mean any and all expenses incident to the performance by the Company of its obligations under ARTICLE III, including (i) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the fees and out-of-pocket expenses of not more than one counsel for some or all of the Holders participating in the registration or offering (as selected by the holders of a majority of the Registrable Securities included in such registration or offering), (viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders) and (ix) any other fees and disbursements customarily paid by the issuers of securities.

“Restricted Shelf Take-Down” shall have the meaning as set forth in Section 3.1(d)(iv).

“Restricted Shelf Take-Down Notice” shall have the meaning as set forth in Section 3.1(d)(iv).

“Restricted Shelf Take-Down Participation Notice” shall have the meaning as set forth in Section 3.1(d)(iv).

“Restricted Shelf Take-Down Selling Holders” shall have the meaning as set forth in Section 3.1(d)(iv).

“Rule 144” means Rule 144 (or any successor provision) under the 1933 Act, as such provision is amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shares” shall mean (i) shares of Common Stock held by Stockholders from time to time, including upon exercise of any Options, (ii) other equity securities of the Company or its Subsidiaries held by the Stockholders, or (iii) securities of the Company or its Subsidiaries issued in exchange for, upon reclassification of, or as a dividend or distribution in respect of, the foregoing; provided, that notwithstanding anything herein to the contrary, for purposes of Sections 2.2, 5.3 and 5.22, the term “Shares” shall only include (x) shares of Common Stock and (y) shares of Common Stock issuable upon exercise of Options (solely to the extent such Options, on or prior to the time the determination of Shares is made, are vested and, if such Options may be exercised on a “net exercise” basis in accordance with their terms, as determined after giving effect to the net exercise thereof as of such time of determination), in each case, held by the applicable Stockholder.

“Shelf Holder” shall have the meaning as set forth in Section 3.1(a).

“Shelf Registration Notice” shall have the meaning as set forth in Section 3.1(a).

“Shelf Registration Statement” shall mean a Registration Statement of the Company filed with the SEC on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” shall have the meaning as set forth in Section 3.1(c).

“Shelf Take-Down” shall mean any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.

“Shelf Take-Down Percentage” shall have the meaning as set forth in Section 3.1(d)(ii).

“Spousal Consent” shall have the meaning as set forth in Section 1.1(d).

“Stockholder Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(C).

“Stockholders” shall mean the H&F Stockholders, the Employee Stockholders and the Other Stockholders.

“Subscription Agreements” shall mean (i) the H&F Subscription Agreement, (ii) each of the Transfer and Contribution Commitment and Support Agreements, by and among the Company and the Executive Stockholders, and the Company and certain other Stockholders that are Permitted Transferees of the Executive Stockholders, and (iii) those certain Management Transfer, Contribution and Subscription Commitment and Support Agreements, by and between the Company and each of the Management Stockholders.

“Subsidiary” with respect to any entity (the “parent”) shall mean any corporation, limited liability company, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

“Third Party” shall mean any Person other than the Company.

“Third Party Holder” shall mean any holder (other than a Holder) of shares of Common Stock Equivalents, if any, who exercises contractual rights to participate in a registered offering of shares of Common Stock.

“Third Party Shelf Holder” shall have the meaning as set forth in Section 3.1(a).

“Transfer” and “Transferred” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares or Options or any legal, economic or beneficial interest therein; provided, however, that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the H&F Stockholders, any other private equity fund or any parent entity or investment holding vehicle with respect to any such H&F Stockholder or private equity fund shall not constitute a Transfer for purposes of this Agreement, provided that the purpose of such transfer is not the circumvention of this definition.

“Underwritten Shelf Take-Down” shall have the meaning as set forth in Section 3.1(d)(ii).

“Underwritten Shelf Take-Down Notice” shall have the meaning as set forth in Section 3.1(d)(ii).

“Underwriting Agreement” shall mean an underwriting agreement among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Jefferies LLC and the other investment banks party thereto with respect to an underwritten initial Public Offering of Common Stock.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the 1933 Act.

ARTICLE II

COVENANTS AND CONDITIONS

Subject to the provisions of Section 5.8 hereof relating to the termination of certain provisions of this Agreement, the following covenants and conditions shall apply.

2.1 Restrictions on Transfers.

(a) General Transfer Restrictions. Until the expiration of the IPO Lock-Up Period, without the consent of the Board, no Stockholder (other than any of the H&F Stockholders) may Transfer all or any of the Shares owned by such Stockholder to any Person other than (i) to a Permitted Transferee, (ii) solely in the case of the Employee Stockholders or Independent Director Stockholders, pursuant to any purchase by the Company or any of its Subsidiaries from an Employee Stockholder or Independent Director Stockholder upon termination of employment of the Applicable Employee with respect to such Employee Stockholder or the cessation of membership on the Board by such Independent Director Stockholder, as the case may be, or (iii) pursuant to the exercise of registration rights under ARTICLE III. Notwithstanding anything herein to the contrary, Options shall only be transferable according to their terms and the terms of the Incentive Plan. Any attempted Transfer of Shares by a Stockholder not permitted by this Section 2.1 shall be null and void, and the Company shall not in any way give effect to such impermissible Transfer. For the avoidance of doubt, each of the H&F Stockholders may Transfer all or any portion of its Shares at any time without restriction under this Section 2.1. After the IPO Lock-Up Period, there shall be no restrictions on a Transfer of Shares pursuant to this Agreement.

(b) Transferred Shares Subject to Transfer Restrictions. Except for Transfers (i) to the Company, (ii) pursuant to an effective Registration Statement filed with the SEC or (iii) by any of the H&F Stockholders to its partners, members or other investors after the initial Public Offering, any Shares Transferred by a Stockholder pursuant to this Section 2.1 prior to the expiration of the IPO Lock-Up Period shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this this Section 2.1 shall execute and deliver to the Company a Joinder Agreement, which shall evidence such transferee’s agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

2.2 Corporate Governance.

(a) Board of Directors. The Company hereby agrees that:

(i) Unless otherwise agreed in writing by the Executive Stockholders and the H&F Stockholders, and subject to applicable law (including laws relating to fiduciary duties) and the rules and regulations of the applicable stock exchange:

(A) for so long as the Company’s certificate of incorporation shall provide for the division of directors into three classes, the Company shall nominate the chief executive officer of the Company (the “Chief Executive Officer”) to serve on the Board of Directors as a Class III director (or such other class of director as the Board of Directors shall designate). In the event the Company’s certificate of incorporation shall not provide for the division of directors into three classes, the Company shall nominate the Chief Executive Officer for election as a director as part of any slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors;

(B) for so long as the Company’s certificate of incorporation shall provide for the division of directors into three classes, the Company shall nominate to serve on the Board of Directors as a Class II director (or, with the approval of the Board of Directors, such other class of directors as the Executive / Read Trust Stockholders shall designate) one (1) individual designated by the Executive / Read Trust Stockholders holding a majority of the aggregate Shares then held by such Stockholders for so long as such Stockholders collectively hold at least five percent (5%) of the shares of outstanding Common Stock. In the event the Company’s certificate of incorporation shall not provide for the division of directors into three classes, the Company shall nominate to serve on the Board of Directors one (1) individual designated by the Executive / Read Trust Stockholders holding a majority of the aggregate Shares then held by such Stockholders for so long as such Stockholders collectively hold at least five percent (5%) of the shares of outstanding Common Stock as part of any slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors (the individual, if any, nominated pursuant to this Section 2.2(a)(i)(B), the “Executive / Read Trust Director Nominee”). Steven MacGregor Read, Jr. shall be the initial Executive / Read Trust Director Nominee and shall be the Executive / Read Trust Director Nominee for so long as he serves as the Vice Chairman of the Company; and

(C) the Company shall nominate to serve on the Board of Directors a number of individuals designated by the H&F Stockholders such that, upon the election of all such individuals and taking into account any director continuing to serve on the Board of Directors without need for re-election who was nominated by the H&F Stockholders pursuant to this Section 2.2(a)(i)(C), the number of directors designated by the H&F Stockholders shall equal (x) the total members of the Board of Directors of the Company, multiplied by (y) the percentage of outstanding Common Stock held from time to time by the H&F Stockholders, which number shall be rounded up to the next highest whole number of directors (the “H&F Director Nominees” and, together with the Executive/Read Trust Director Nominee, the “Stockholder Nominees”); provided that in no event shall the number of H&F Director Nominees, together with the Executive / Read Trust Director Nominee, if any, and the Chief Executive Officer, exceed the number of directors permitted by the Company’s certificate of incorporation or bylaws. For so long as the directors on the Board of Directors of the Company are divided into three classes, such H&F Director Nominees shall be apportioned by the H&F Stockholders among such classes so as to maintain the number of H&F Director Nominees in each class as nearly equal as possible.

(ii) The Company shall include as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, the Chief Executive Officer (if such proxy statement (or consent solicitation or similar document) relates to the election of directors of the class to which the Chief Executive Officer belongs pursuant to Section 2.2(a)(i)(A)), the Executive / Read Trust Director Nominee designated for nomination pursuant to Section 2.2(a)(i)(B) (if such proxy statement (or consent solicitation or similar document) relates to the election of directors of the class to which the Executive / Read Trust Director Nominee belongs pursuant to Section 2.2(a)(i)(B)) and the H&F Director Nominees and shall provide the highest level of support for the election of each person nominated pursuant to Section 2.2(a)(i) as it provides to any other individual standing for election as a director of the Company as part of such Company slate of directors.

(iii) In the event that a Stockholder Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the Persons entitled to designate such Stockholder Nominee pursuant to Section 2.2(a)(i)(B) or (C) shall have the right to appoint another Stockholder Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Stockholder Nominee shall not affect the right of the Persons entitled to designate such Stockholder Nominee pursuant to Section 2.2(a)(i)(B) or (C) to designate a Stockholder Nominee for election pursuant to Section 2.2(a)(i)(B) or (C) in connection with any future election of directors of the Company.

(iv) Upon the classification of the Board of Directors into three classes, the initial Chief Executive Director shall be Eric J. Lindberg, the initial Executive / Read Trust Director Nominee shall be Steven MacGregor Read, Jr. and the initial H&F Director Nominees shall be Erik D. Ragatz, Matthew B. Eisen and Sameer Narang. None of Kenneth W. Alterman, Thomas F. Herman, Norman S. Matthews or Jeffrey York shall be deemed to be an initial Stockholder Nominee. Upon the classification of the Board of Directors into three classes, the initial Class I directors shall consist of Erik D. Ragatz, Thomas F. Herman and Kenneth W. Alterman, the initial Class II directors shall consist of Steven MacGregor Read, Jr., Sameer Narang and Jeffrey York, and initial Class III directors shall consist of Eric J. Lindberg, Norman S. Matthews and Matthew B. Eisen.

(b) Each Stockholder hereby agrees with the Company, severally and not jointly, that for so long as any Stockholder is entitled to designate a Stockholder Nominee pursuant to Section 2.2(a)(i) such Stockholder shall vote all of its Common Stock in favor of each individual standing for election as a director of the Company as part of the Company’s slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors and whose election the Board of the Directors has recommended.

2.3 Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except (i) for any Proprietary Information which is publicly available (other than as a result of dissemination by such Stockholder in breach of this Agreement) or a matter of public knowledge generally, (ii) if the release of such Proprietary Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or other applicable law, rule, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization (collectively, “Law”), following delivery of prior written notice to the Company (to the extent reasonably practicable and permitted under applicable Law), or (iii) for Proprietary Information that was known to such Stockholder on a non-confidential basis, without, to such Stockholders’ knowledge, breach of any third party’s confidentiality obligations to the Company in respect thereof, prior to its disclosure by the Company or its Subsidiaries.

ARTICLE III

REGISTRATION RIGHTS

3.1 Shelf Registration.

(a) Filing. Upon the one-year anniversary of an initial Public Offering (unless otherwise agreed in writing by the H&F Stockholders and the Executive / Read Trust Stockholders), subject to the Company’s rights under Section 3.1(c) and the limitations set forth in Section 3.1(d), the Company shall (i) promptly (but in any event no later than twenty (20) days prior to the date such Shelf Registration Statement is declared effective) give written notice (a “Shelf Registration Notice”) of the proposed registration to all Holders and (ii) use its reasonable best efforts to file as soon as reasonably practicable after such anniversary with the SEC and to cause to become effective under the 1933 Act a Shelf Registration Statement (which such Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) for all Registrable Securities held by the H&F Stockholders and the Executive / Read Trust Stockholders (or, if an H&F Stockholder or Executive / Read Trust Stockholder determines to not include all of its Registrable Securities therein, such lesser amount as such Stockholder shall request to the Company in writing), together with (x) all or such portion of the Registrable Securities of any other Holder or Holders as are specified in a written request received by the Company within fifteen (15) days after such Shelf Registration Notice is given (each such Holder, and each H&F Stockholder and each Executive / Read Trust Stockholder, as the case may be, a “Shelf Holder”) and (y) all or such portion of the shares of any Third Party Holder that the Company determines may register securities in such registration (each such Third Party Holder, a “Third Party

Shelf Holder”); provided, however, that if the Company is permitted by applicable Law to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of additional Registrable Securities in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. Notwithstanding anything to the contrary, in no event shall the Company be required to file, or maintain the effectiveness of, a Shelf Registration Statement pursuant to this Section 3.1(a) at any time if Form S-3 is not available to the Company at such time.

(b) Continued Effectiveness. Except as otherwise agreed by the H&F Initiating Holders, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 3.1(a) continuously effective under the 1933 Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Shelf Holders of a majority of the Registrable Securities of the H&F Stockholders that are registered on such Shelf Registration Statement (the “Majority Shelf Holders”) may determine.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Shelf Holders a certificate signed by a Chief Executive Officer or equivalent senior executive of the Company stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as the Majority Shelf Holders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the Majority Shelf Holders, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 3.1(c) and Demand Delays pursuant to Section 3.2(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to this Section 3.1(c) and Demand Delays pursuant to Section 3.2(a)(ii) of more than one hundred and twenty (120) days, in each case, during any twelve-month (12) period. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the 1933 Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the 1933 Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Shelf Holders.

(d) Shelf Take-Downs.

(i) Initiation of Shelf Take-Downs. If a Shelf Registration Statement has been filed and is effective, then (A) on or before the one-year anniversary of the initial Public Offering, the H&F Initiating Holders, and only the H&F Initiating Holders, may from time to time initiate a Shelf-Take Down, subject to compliance with the requirements of this Section 3.1(d) (if and to the extent applicable to such Shelf Take-Down) and (B) after the one-year anniversary of the initial Public Offering, any of the Shelf Holders may from time to time initiate a Shelf Take-Down, subject to compliance with the requirements of this Section 3.1(d) (if and to the extent applicable to such Shelf Take-Down); provided, however, that (x) on or before the one-year anniversary of the initial Public Offering, only the H&F Initiating Holders, and after the one-year anniversary of the initial Public Offering, only the Initiating Holders, in each case, as applicable, may request an Underwritten Shelf Take-Down.

(ii) Underwritten Shelf Take Downs. Subject to Section 3.1(d)(i), any Initiating Holder (but only an Initiating Holder) with respect to a Shelf Take-Down (including any Restricted Shelf Take-Down) may elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”) for such Shelf Take-Down to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, that any such Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 3.2, a Demand Registration. The Initiating Holder that delivers such Underwritten Shelf Take-Down Notice shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such underwriter or underwriters shall be reasonably acceptable to the Company. With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to Section 3.1(d)(iii) or Section 3.1(d)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Company that are permitted to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with this Section 3.1(d)(ii). Notwithstanding any other provision of this Section 3.1 (other than Section 3.1(d)(iv)), if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten in an Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that are permitted to, and have requested to, participate in such Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders and Third Party Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders and Third Party Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering.

(iii) Marketed Underwritten Shelf Take-Downs. The Initiating Holder shall indicate in any Underwritten Shelf Take-Down Notice they deliver to the Company pursuant to Section 3.1(d)(iii) whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 3.1(d)(ii).

(iv) Restricted Shelf Take-Downs. In addition to the requirements set forth in Section 3.1(d)(iii) with respect to any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf-Take-Down, for any Initiating Holder to initiate such an Underwritten Shelf Take-Down (any such Underwritten Shelf Take-Down, a “Restricted Shelf Take-Down”), such Initiating Holder shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to all other Shelf Holders as far in advance of the completion of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down (but in no event less than three (3) hours in advance of the completion of such Restricted Shelf Take-Down), which Restricted Shelf Take-Down Notice shall set forth (1) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (2) the expected plan of distribution of such Restricted Shelf Take-Down, (3) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities anticipated to be sold in such Restricted Shelf Take-Down by the total number of Registrable Securities held by such Initiating Holder (the “Shelf Take-Down Percentage”), (4) an invitation to each other Shelf Holder to elect (such other Shelf Holders who make such an election being “Shelf Take-Down Participating Holders,” and, together with the Initiating Holder and all other Persons who otherwise are transferring, or have exercised a contractual or other right to transfer, Registrable Securities in connection with such Restricted Shelf Take-Down, the “Restricted Shelf Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held by such Shelf Take-Down Participating Holder (not in any event to exceed the Shelf Take-Down Percentage of the total number of IPO Entity Shares held by such Shelf Take-Down Participating Holder) and (5) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each such other Shelf Holder that elects to exercise such right (including the delivery of one or more certificates representing Registrable Securities of such other Shelf Holder to be sold in such Restricted Shelf Take-Down). Upon delivery of a Restricted Shelf Take-Down Notice, each such other Shelf Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by such Initiating Holder, by sending an irrevocable written notice (a “Restricted Shelf Take-Down Participation Notice”) to such Initiating Holder within the time period specified in such Restricted Shelf Take-Down Notice, indicating its, his or her election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such other Shelf Holder in such Restricted Shelf Take-Down Participation Notice (such specified number not in any event to exceed the Shelf Take-Down Percentage of the total number of Registrable Securities held by such other Shelf Holder). Following the time period specified in such Restricted Shelf Take-Down Notice, each Shelf Take-Down Participating Holder that has delivered a Restricted Shelf Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with such Initiating Holder and the other Restricted Shelf Take-Down Selling Holders, the number of Registrable Securities calculated as follows:

(A) first there shall be allocated to each Restricted Shelf Take-Down Selling Holder a number of Registrable Securities equal to the lesser of (I) the maximum number of Registrable Securities such Restricted Take-Down Selling Holder has elected to sell in the Restricted Shelf Take-Down in its, his or her Restricted Shelf Take-Down Notice or Restricted Shelf Take-Down Participation Notice and (II) the number of Registrable Securities determined by multiplying (x) the number of Registrable Securities to be sold in such Restricted Shelf Take-Down by (y) a fraction the numerator of which is the number of Registrable Securities owned by such Restricted Shelf Take-Down Selling Holder and the denominator of which is the total Registrable Securities owned by all Restricted Shelf Take-Down Selling Holders (the “Pro Rata Shelf Take-Down Share”); and

(B) any remaining Registrable Securities to be sold in such Restricted Shelf Take-Down shall be allocated to the Restricted Shelf Take-Down Selling Holders that elected to sell in excess of their Pro Rata Shelf Take-Down Share, pro rata to such Restricted Shelf Take-Down Selling Holders based upon such Restricted Shelf Take-Down Selling Holders’ relative Pro Rata Shelf Take-Down Shares, or as such Restricted Shelf Take-Down Selling Holders may otherwise agree in writing among themselves.

For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 3.1(d)(iv), each Shelf Take-Down Participating Holder must agree, on a several and not joint basis, to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Initiating Holder agrees to make in connection with the Restricted Shelf Take-Down. Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms of any Restricted Shelf Take-Down shall be at the sole discretion of the Initiating Holder. Each of the Initiating Holders agrees to reasonably cooperate with each of the other Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holder’s participation in future potential Restricted Shelf Take-Downs by such Initiating Holder pursuant to this Section 3.1(d)(iv).

3.2 Demand Registration.

(a) Holders’ Demand for Registration. Subject to the limitations set forth in Section 3.2(d), if the Company shall receive from an Initiating Holder a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $10,000,000, the Company will:

(i) promptly (but in any event within ten (10) days prior to the date such registration becomes effective under the 1933 Act) give written notice of the proposed registration to all other Holders; and

(ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within five (5) days after such written notice is given; provided that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to such Holders a certificate signed by a Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by the Initiating Holders) within which to file such Registration Statement; provided, however, that the Company shall not exercise more than two (2) Demand Delays pursuant to this Section 3.2(a)(ii) and Shelf Suspensions pursuant to Section 3.1(c) in the aggregate, or aggregate Demand Delays pursuant to this Section 3.2(a)(ii) and Shelf Suspensions pursuant to Section 3.1(c) of more than one hundred and twenty (120) days, in each case, during any twelve-month (12) month period.    Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offering, they shall so advise the Company as part of their demand made pursuant to this Section 3.2, and the Company shall include such information in the written notice referred to in Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement; provided that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided, further, that any Registrable Securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(d) Restrictions on Registration. Notwithstanding the rights and obligations set forth in Section 3.1 and 3.2, in no event shall the Company be obligated to take any action to effect any Demand Registration:

(i) at the request of any Executive / Read Trust Initiating Holder until the one-year anniversary of an initial Public Offering;

(ii) at the request of the Executive / Read Trust Initiating Holders after the Company has effected three (3) Demand Registrations at the request of the Executive / Read Trust Initiating Holders (collectively) (including any Underwritten Shelf Take-Downs); and

(iii) in no event shall the Company be obligated to take any action to effect more than four (4) Demand Registrations (not including any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) in any twelve (12) month period.

3.3 Piggyback Registration.

(a) If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders of the Company, under the 1933 Act in connection with the public offering of such securities solely for cash (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the 1933 Act) or any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities or preferred stock of the Company or any

Subsidiary that are convertible or exchangeable for IPO Entity Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the 1933 Act may resell such notes or preferred stock and sell the IPO Entity Shares into which such notes or preferred stock may be converted or exchanged or (6) a registration pursuant to Section 3.1 or Section 3.2), the Company will:

(i) promptly (but in no event less than fifteen (15) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 3.3(b).

Notwithstanding the foregoing, this Section 3.3 shall not apply in respect of any Holder prior to the one-year anniversary of an initial Public Offering, unless (x) one or more of the H&F Stockholders elect to participate in such registration or (y) the H&F Stockholders, in their sole discretion, elect by written notice to the Company for this Section 3.3 to apply to the Registrable Securities of any one or more other Holders specified in such notice.

(b) Underwriting. Subject to the last sentence of Section 3.3(a), if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.3, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 3.3. The Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, that any Registrable Securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling security holders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

3.4 Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 3.1, Section 3.2 or Section 3.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

3.5 Obligations of the Company. Whenever required under this ARTICLE III to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under “blue sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3.1(b) and Section 3.2(c), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;

(l) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(m) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) use its reasonable best efforts to list the Registrable Securities that is Common Stock covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock is then listed;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities;

(q) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and the rules and regulations promulgated thereunder; and

(r) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

3.6 Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, stockholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, with respect to any registration, qualification, compliance or sale effected pursuant to this ARTICLE III, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this ARTICLE III, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 3.5(k)) that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, trustee, employee, partner, manager, member, stockholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this ARTICLE III) does hereby undertake to indemnify and hold harmless the Company, each of its officers, directors, employees, stockholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration

Statement, and each other Holder, each of such other Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, trustee, employee, partner, stockholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 3.6(b).

(c) Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this ARTICLE III, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(d) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnities provided in this Section 3.6 shall survive the transfer of any Registrable Securities by such Holder.

3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this ARTICLE III.

3.8 Transfer of Registration Rights. The rights contained in this ARTICLE III with respect to the registration of the Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a transfer permitted under ARTICLE II.

3.9 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE III.

3.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the H&F Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 3.1, Section 3.2 or

Section 3.3, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities to be sold or proposed to be sold by the H&F Stockholders in such registration.

3.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company, following an initial Public Offering, agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.12 “Market Stand Off” Agreement.

(a) The Company and each Holder hereby agrees, and the Company agrees to cause its and Opco’s directors and executive officers to agree that:

(i) during the period beginning seven (7) days before the effective date of a Registration Statement of the Company filed in connection with an initial Public Offering, and ending not more than one hundred eighty (180) days (subject to any extension as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) thereafter, or such other period as the H&F Stockholders may agree to with the underwriter or underwriters of such underwritten offering (the “IPO Lock-Up Period”); and

(ii) only with respect to underwritten offerings following an initial Public Offering, (x) during the period beginning seven (7) days before the effective date of a Registration Statement of the Company filed under the 1933 Act in connection with such underwritten offering or (y) in the case of an Underwritten Shelf Take-Down off of a Registration Statement filed not in connection with such underwritten offering, during the period from and after the date of the filing, or after the date of effectiveness of, a preliminary prospectus or prospectus supplement relating to such offering (or if there is no such filing, from and after the first contemporaneous press release announcing commencement of such Underwritten Shelf Take-Down), and ending on such date thereafter as the Initiating Holder that has initiated such Underwritten Shelf Take-Down may agree to with the underwriter or underwriters of such underwritten offering (which period shall in no event exceed ninety (90) days, subject to any extension as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), the Company, each such Holder, and the Company’s and Opco’s directors and executive officers, shall not, to the extent requested by the Company and/or any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by it at any time during such period, except Shares included in such registration (a “Lock-Up Restriction”). The Company and each Holder shall, and the Company agrees to cause its and Opco’s directors and executive officers to, deliver to the underwriter or underwriters of any offering to which clause (i) or (ii) is applicable a customary agreement reflecting its agreement set forth in this Section 3.12; provided, that notwithstanding anything in this Section 3.12 to the contrary, from and after the two-year anniversary of an initial Public Offering, in no event shall any Holder (other than the Company’s and Opco’s directors and executive officers) be obligated to comply with this Section 3.12 unless, and only to the extent that, such Holder is participating in the applicable underwritten offering.

(b) Notwithstanding anything in Section 3.12 to the contrary, (i) no H&F Stockholder or Executive / Read Trust Stockholder shall be subject to any Lock-Up Restrictions for longer duration than that applicable to any other Holder that is participating in the applicable underwritten offering and (ii) if any Holder that is participating in the applicable underwritten offering is released from its Lock-Up Restrictions, the H&F Stockholders and Executive / Read Trust Stockholders shall be simultaneously released, on a pro rata basis, from such Lock-Up Restrictions (it being understood and agreed that the Company and each Holder initially released from its Lock-Up Restrictions must notify in writing the H&F Stockholders and Executive / Read Trust Stockholders as soon as reasonably practicable in advance thereof).

3.13 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Section 3.1, Section 3.2 and Section 3.3 shall terminate as to any Holder on the date such Holder, together with its, his or her Permitted Transferees (if such Holder is an Employee Stockholder) or its Permitted Transferees and Affiliates (with respect to any other Holder), no longer beneficially owns any Registrable Securities.

ARTICLE IV

INDEMNIFICATION AND REIMBURSEMENT

4.1 Indemnification of H&F Stockholders.

(a) Each of the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco will, and will cause their respective Subsidiaries and each other Intermediate Holding Company to, jointly and severally, indemnify, exonerate and hold the H&F Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) such H&F Stockholder’s or its Affiliates’ ownership of Securities or such H&F Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Agreement, any other agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco will, and will cause their respective Subsidiaries and each other Intermediate Holding Company to, jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 4.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco, then such payments shall be promptly repaid by such Indemnitee to the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco.

(b) The Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco will, and will cause their respective Subsidiaries and each Intermediate Holding Company to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this ARTICLE IV, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco or their respective Subsidiaries and Intermediate Holding Companies, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this ARTICLE IV, may, without the consent of such Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by the Company, Globe Intermediate, GOBP Holdings, GOBP Midco or Opco or their respective Subsidiaries or Intermediate Holding Companies.

(c) The Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco acknowledge and agree that the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the certificate of incorporation or similar organizational documents, as amended, of the Company, Globe Intermediate, GOBP Holdings, GOBP Midco or Opco, (iii) the bylaws or similar organizational documents, as amended, of the Company, Globe Intermediate, GOBP Holdings, GOBP Midco or Opco, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity (clauses (i) through (viii), collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company, Globe Intermediate,

GOBP Holdings, GOBP Midco, Opco or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco and Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 4.1(c), entitled to enforce this Section 4.1(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco shall cause each of the Controlled Entities to perform the terms and obligations of this Section 4.1(c) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 4.1(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company, Globe Intermediate, GOBP Holdings, GOBP Midco, Opco and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d) The rights of any Indemnitee to indemnification pursuant to this Section 4.1 will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company, any newly formed direct or indirect parent or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing.

(e) The Company shall obtain and maintain in effect at all times directors’ and officers’ liability insurance reasonably satisfactory to the H&F Stockholders.

4.2 Reimbursement of Expenses.

(a) The Company, Globe Intermediate, GOBP Holdings, GOBP Midco and Opco jointly and severally will pay directly or reimburse, or cause to be paid directly or reimbursed, the actual and reasonable out-of-pocket costs and expenses incurred by the H&F Stockholders and their respective Affiliates in connection with the monitoring and/or overseeing of their investment in the Company, including (i) reasonable out-of-pocket expenses incurred by directors designated by the H&F Stockholders hereunder in connection with such directors’ board service (including travel), (ii) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such H&F Stockholders or any of their Affiliates, (iii) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such H&F Stockholders or any of their respective Affiliates and (iv) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations.

(b) All payments or reimbursement for such costs and expenses pursuant to this Section 4.2 will be made by wire transfer in same-day funds to the bank account designated by such H&F Stockholder or its relevant Affiliate promptly upon or as soon as practicable following request for reimbursement; provided, however, that such H&F Stockholder or Affiliate has provided the Company with such supporting documentation reasonably requested by the Company.

ARTICLE V

MISCELLANEOUS

5.1 Appointment of Proxies. Each of the Management Stockholders hereby appoints Eric J. Lindberg (for so long as he is serving as the Chief Executive Officer) and if Eric J. Lindberg is not serving as Chief Executive Officer, the Chief Executive Officer from time to time thereafter (the “Management Proxy”), each of the Executive Stockholders that is a Permitted Transferee of Eric J. Lindberg (the “Lindberg Stockholders”) hereby appoints Eric J. Lindberg (the “Lindberg Proxy”) until changed as provided herein, each of the Executive Stockholders that is a Permitted Transferee of Steven MacGregor Read, Jr. (the “Read Stockholders”) until changed as provided herein hereby appoints Steven MacGregor Read, Jr. (the “Read Proxy”) until changed as provided herein and each of the Other Stockholders hereby appoints H&F Globe Investor L.P. (the “Other Stockholder Proxy”) until changed as provided herein, in each case as the agent, proxy, and attorney-in-fact in connection with this Agreement and the actions contemplated herein for the Management Stockholders, Lindberg Stockholders, Read Stockholders and Other Stockholders, respectively, in each case with full power of substitution and re-substitution (including, without limitation, full power and authority to act on the Management Stockholders’, Lindberg Stockholders’, Read Stockholders’ and Other Stockholders’ behalf, respectively in connection with this Agreement and the actions contemplated herein) to take any action, should a Management Proxy, Lindberg Proxy, Read Proxy or the Other Stockholder Proxy, respectively, elect to do so in his or its sole discretion to execute and deliver on behalf of the Management Stockholders, Read Stockholders, Lindberg Stockholders or Other Stockholders, respectively, any amendment to this Agreement so long as such amendments shall apply equally to all Management Stockholders, Lindberg Stockholders, Read Stockholders or Other Stockholders. Each of the Management Stockholders hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, each Management Proxy from and against any and all losses incurred by such Management Proxy or any of his Affiliates, partners, employees, agents, investment bankers or representatives, or any Affiliate of any of the foregoing, relating to such Management Proxy’s capacity as a Management Proxy other than such claims or losses resulting from a Management Proxy’s willful misconduct. Each of the Lindberg Stockholders hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, each Lindberg Proxy from and against any and all losses incurred by such Lindberg Proxy or any of his Affiliates, partners, employees, agents, investment bankers or representatives, or any Affiliate of any of the foregoing, relating to such Lindberg Proxy’s capacity as a Lindberg Proxy other than such claims or losses resulting from a Lindberg Proxy’s willful misconduct. Each of the Read Stockholders hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, each Read Proxy from and against any and all losses incurred by such Read Proxy or any of his Affiliates, partners, employees, agents, investment bankers or representatives, or any Affiliate of any of the foregoing, relating to such Read Proxy’s capacity as a Read Proxy other than such claims or losses resulting from a Read Proxy’s willful misconduct. Each of the Other Stockholders hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, the Other Stockholder Proxy from and against any and all losses incurred by the Other Stockholder Proxy or any of its Affiliates, partners, employees, agents, investment bankers or representatives, or any Affiliate of any of the foregoing, relating to the Other Stockholder Proxy’s capacity as the Other Stockholder Proxy other than such claims or losses resulting from the Other Stockholder Proxy’s gross negligence or willful misconduct. By execution hereof, Eric J. Lindberg hereby agrees to act as Management Proxy until such time as he is no longer serving as the Chief Executive Officer of the Company. By execution hereof, Eric J. Lindberg agrees to act as the Lindberg Proxy until such time as a new Lindberg Proxy is elected by the majority in interest of the Lindberg Stockholders. By execution hereof, Steven MacGregor Read, Jr. agrees to act as the Read Proxy until such time as a new Read Proxy is elected by the majority in interest of the Read Stockholders. By execution hereof, H&F Globe Investor L.P. hereby agrees to act as Other Stockholder Proxy until such time as H&F Globe Investor L.P. resigns from such position. Upon such resignation of H&F Globe Investor L.P., the Other Stockholders representing a majority in interest of the Other Stockholders shall appoint a new Other Stockholder Proxy.

5.2 Remedies. Subject to Section 3.9, the parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

5.3 Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits hereto and the Subscription Agreements, sets forth the entire understanding of the parties, and as of the date hereof supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof and thereof. The Exhibits may be amended to reflect changes in the composition of the Stockholders as a result of Permitted Transfers, Transfers permitted under ARTICLE II, exercise of Options, or additional Stockholders due to issuances of additional securities by the Company or its Subsidiaries. Amendments to the Exhibits reflecting Permitted Transfers or Transfers permitted under ARTICLE II or to reflect additional Stockholders due to issuances of additional securities by the Company pursuant to Section 5.13 or the exercise of Options shall become effective when a Joinder Agreement as executed by any new transferee or recipient of newly issued securities of the Company or its Subsidiaries is filed with the Company as provided for in Section 5.13. Any other amendments, modifications, supplements, restatements to or waivers of, or the termination of, this Agreement shall require H&F Consent; provided, that (a) any such amendment, modification, supplement, restatement, waiver or termination which would have a disproportionate adverse effect on the Executive Stockholders as compared to the effect on the H&F Stockholders shall require the written consent of Executive Stockholders holding a majority of the Shares held by the Executive Stockholders, (b) any such amendment, modification, supplement, restatement, waiver or termination which would have a disproportionate adverse effect on the Management Stockholders as compared to the effect on the H&F Stockholders shall require the written consent of Management Stockholders holding a majority of the Shares held by the Management Stockholders and (c) any such amendment, modification, supplement, restatement, waiver or termination which would have a disproportionate adverse effect on the Read Trust Rollover Stockholders as compared to the effect on the H&F Stockholders shall require the written consent of Read Trust Rollover Stockholders holding a majority of the Shares held by the Read Trust Rollover Stockholders. Without limiting the generality of the foregoing, without the Executive Stockholder Consent, no material amendment may be made to the provisions of Section 2.2, Section 3.1 or Section 3.2 which grant rights to any Executive Stockholder. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

5.4 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given (i) seven (7) days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile or email, or (iv) one (1) business day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

(a) For notices and communications to the Company, to:

Grocery Outlet Holding Corp.

c/o Grocery Outlet, Inc.

5650 Hollis Street

Emeryville, CA 94608

Attention: Pamela B. Burke, General Counsel Facsimile: (510) 644-9994

with a copy to (which shall not constitute actual or constructive notice):

Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention: Erik Ragatz and Arrie Park

Facsimile: (415) 788-0176

and a further copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: William Brentani

Facsimile: (650) 251-5002

(b) for notices and communications to the H&F Stockholders, to their respective addresses set forth in Exhibit A, with a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: William Brentani

Facsimile: (650) 251-5002

for notices and communications to the Executive Stockholders, Management Stockholders, or Other Stockholders; to their respective addresses set forth in Exhibit A.

By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change the mailing address or facsimile number for future notices and communications to such party.

5.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that no right or obligation under this Agreement may be assigned except as expressly provided herein (including in connection with a Transfer of Shares in accordance herewith), it being understood that (i) the Company’s rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company, and (ii) the rights of the H&F Stockholders, Employee Stockholders and Read Trust Rollover Stockholders shall be automatically assigned with respect to any Registrable Security that is Transferred to a Permitted Transferee thereof; provided that such Permitted Transferee executes a counterpart to this Agreement and becomes bound to the provisions hereof.

5.7 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

5.8 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of ARTICLE II (other than Section 2.1, 2.2(a) and Section 2.3) shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares; provided, that termination pursuant to this Section 5.8 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares.

5.9 Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

5.10 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be reasonably necessary to effect the intent and purposes of this Agreement.

5.11 Purchase for Investment; Legend on Certificate. Each of the Stockholders acknowledges that all of the Shares held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of such Shares may be made except in compliance with applicable federal and state securities laws.

(a) Unless Section 5.11(b) applies, each certificate (or book entry share) evidencing shares of Common Stock owned by a Stockholder and which are subject to the terms of this Agreement shall bear the following legend, either as an endorsement or stamped or printed, thereon, or in a notice to the Stockholder or Transferee:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel reasonably satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of an Amended and Restated Stockholders Agreement, dated as of [•], 2019, as amended and/or restated from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Amended and Restated Stockholders Agreement. A copy of the Amended and Restated Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

(b) Each certificate (or book entry share) evidencing shares of Common Stock owned by a Stockholder issued in a transaction registered under the Securities Act of 1933 and which are subject to the terms of this Agreement shall bear the following legend, either as an endorsement or stamped or printed, thereon, or in a notice to the Stockholder or Transferee:

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of an Amended and Restated Stockholders Agreement, dated as of [•], 2019, as amended and/or restated from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Amended and Restated Stockholders Agreement. A copy of the Amended and Restated Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All shares shall also bear all legends required by federal and state securities laws. The legends set forth in this Section 5.11 shall be removed at the expense of the Company at the request of a Holder at any time when they have ceased to be applicable (it being understood that the restriction referred to in the second paragraph of Section 5.11(a) and in the legend in Section 5.11(b) shall cease and terminate only when the provisions of ARTICLE II hereof cease to be applicable to any such Shares).

5.12 Effectiveness of Transfers. All Shares Transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act, pursuant to a Rule 144 transaction or pursuant to any distribution of Shares by an H&F Stockholder to its partners, members or other investors after an initial Public Offering) shall, except as otherwise expressly stated herein, be held by the transferee thereof subject to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the transferor Stockholder under this Agreement (as though such party had so agreed pursuant to Section 5.13) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee’s obligations hereunder in accordance with Section 5.13. No Transfer of Shares by a Stockholder shall be registered on the Company’s books and records, and such Transfer of Shares shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

5.13 Other Stockholders. Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Stockholder acquiring Shares from a Stockholder (other than pursuant to an effective registration statement under the 1933 Act, pursuant to a Rule 144 transaction or pursuant to any distribution of Shares by an H&F Stockholder to its partners, members or other investors after an initial Public Offering), shall, on or before the Transfer of such Shares, sign a Joinder Agreement and deliver such agreement to the Company, and shall thereby become a party to this Agreement to be bound hereunder as (i) an H&F Stockholder if a Permitted Transferee (other than the Company, or an Executive Stockholder, Read Trust Rollover Stockholder or Management Stockholder) of an H&F Stockholder, (ii) a Read Trust Rollover Stockholder if a Permitted Transferee (other than the Company or an H&F Stockholder, Executive Stockholder or Management Stockholder) of a Read Trust Rollover Stockholder, (iii) an Executive Stockholder if a Permitted Transferee (other than the Company, or an H&F Stockholder, Read Trust Rollover Stockholder or Management Stockholder) of an Executive Stockholder, (iv) a Management Stockholder if a Permitted Transferee (other than the Company, or an H&F Stockholder, Read Trust Rollover Stockholder or Executive Stockholder) of a Management Stockholder, or (v) an Other Stockholder if such Person (other than the Company, or an H&F Stockholder, Read Trust Rollover Stockholder, Executive Stockholder or Management Stockholder) does not fall within clause (i), (ii), (iii) or (iv) above. Each such additional Stockholder shall be listed on Exhibit A, as amended from time to time.

5.14 Other Business Opportunities(a) .

(a) The parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) each of the H&F Stockholders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company or any of its Subsidiaries appointed by any of the H&F Stockholders has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries, any Non-H&F Stockholder the right to participate therein; (ii) each of the H&F Stockholders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company appointed by any of the H&F Stockholders may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and (iii) in the event that any of the H&F Stockholders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any H&F Director Nominee, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries or any Non-H&F Stockholder, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries, any Non-H&F Stockholder (or its respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries, any non-H&F Stockholder (or its respective Affiliates). For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

(b) The Company, each of its Subsidiaries and each non-H&F Stockholder hereby, to the fullest extent permitted by applicable law:

(i) confirms that no H&F Stockholder or any of its Affiliates have any duty to the Company or any of its Subsidiaries or to any Non-H&F Stockholder other than the specific covenants and agreements set forth in this Agreement;

(ii) acknowledges and agrees that (A) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any H&F Stockholder or any of its Affiliates, on the other hand, such H&F Stockholder (or any director of the Company appointed by any H&F Stockholder acting in his or her capacity as a director) may act in its best interest and (B) none of the H&F Stockholders or any of their respective Affiliates or any H&F Director Nominee acting in his or her capacity as a director, shall be obligated (1) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a stockholder or director, as the case may be, that prefers the interest of the Company or its Subsidiaries over the interest of such Person; and

(iii) waives any claim or cause of action against any of the H&F Stockholders, any H&F Director Nominee, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 5.14(b)(i) or Section 5.14(b)(ii).

(c) Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.14 shall not apply to any alleged claim or cause of action against any H&F Stockholder based upon the breach or nonperformance by such H&F Stockholder of this Agreement or any other agreement to which such Person is a party.

(d) The provisions of this Section 5.14, to the extent that they restrict the duties and liabilities of any of the H&F Stockholders or any H&F Director Nominee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the H&F Stockholders or any such H&F Director Nominee to the fullest extent permitted by applicable law.

5.15 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

5.16 Costs and Expenses. Except as provided in ARTICLE III and Section 4.2, each party shall pay its own costs and expenses incurred in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.

5.17 Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

5.18 Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

5.19 Third Party Beneficiaries. Except as provided in Sections 3.4, 3.6 and 5.14, nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Stockholders to any claim, cause of action, right or remedy of any kind.

5.20 Consent to Jurisdiction. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent, to the fullest extent permitted by law, to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.5 is reasonably calculated to give actual notice.

5.21 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 5.21 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.22 Representations and Warranties. Each of the Stockholders executing this Agreement hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company on the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a) Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted. Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(b) The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its organizational or constituent documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject. No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(c) Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder. There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(d) If such Stockholder is an individual and married, he or she has delivered to the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex II (a “Spousal Consent”).

5.23 Consents, Approvals and Actions.

(a) If any consent, approval or action of the H&F Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the H&F Stockholders at such time provide such consent, approval or action in writing at such time.

(b) If any consent, approval or action of the Executive Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Executive Stockholders at such time provide such consent, approval or action in writing at such time.

(c) If any consent, approval or action of the Management Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Management Stockholders at such time provide such consent, approval or action in writing at such time.

(d) If any consent, approval or action of the Read Trust Rollover Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Read Trust Rollover Stockholders at such time provide such consent, approval or action in writing at such time.

(e) For purposes of clarity, the operation of this Section 5.23 shall not deprive any of the H&F Stockholders or the Executive Stockholders and/or the Read Trust Rollover Stockholders, as applicable, of their respective rights to nominate directors pursuant to Section 2.2(a).

5.24 No Third Party Liabilities. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, as applicable; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

5.25 Aggregation of Securities. All securities held by the H&F Stockholders, the Executive Stockholders and the Read Trust Rollover Stockholders, respectively, shall be aggregated together for purposes of determining the rights or obligations of any member of the H&F Stockholders, the Executive Stockholders or Read Trust Rollover Stockholders, respectively, or the application of any restrictions to any member of H&F Stockholders, the Executive Stockholders or Read Trust Rollover Stockholders, respectively, under this Agreement in which such right, obligation or restriction is determined by any ownership threshold. The H&F Stockholders, Executive Stockholders and Read Trust Rollover Stockholders, in each case, may allocate the ability to exercise any rights of the H&F Stockholders, the Executive Stockholders or Read Trust Rollover Stockholders, respectively, under this Agreement in any manner among the H&F Stockholders, the Executive Stockholders or Read Trust Rollover Stockholders, respectively, that the H&F Stockholders, the Executive Stockholders or Read Trust Rollover Stockholders, respectively, see fit.

5.26 Effectiveness. This Agreement shall become effective on the day immediately preceding the date on which a registration statement on Form 8-A, or any successor form thereto, with respect to the Common Stock first becomes effective under the 1934 Act. Until such time as this Agreement becomes effective, the Original Agreement shall remain in full force and effect. This Agreement shall automatically terminate if the Underwriting Agreement is terminated for any reason or the initial Public Offering contemplated by the Underwriting Agreement is not consummated on or before the tenth business day following the date of this Agreement, provided that Section 5.27 shall survive any such termination.

5.27 Reinstatement of Original Agreement. The parties hereto hereby agree that in the event this Agreement becomes effective but is subsequently terminated, in each case pursuant to Section 5.26, the parties shall either reinstate the Original Agreement or execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of the Original Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY:

GROCERY OUTLET HOLDING CORP.
(formerly known as Globe Holding Corp.)

By:
Name:
Title:

GLOBE INTERMEDIATE:

GLOBE INTERMEDIATE CORP.
(formerly known as Cannery Sales Intermediate Corp.)

By:
Name:
Title:

GOBP HOLDINGS:

GOBP HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

GOBP MIDCO:

GOBP MIDCO, INC.

By:
Name:
Title:

OPCO:

GROCERY OUTLET INC.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

H&F STOCKHOLDERS:

H&F GLOBE INVESTOR LP

By:	H&F GLOBE INVESTOR GP, LLC,
its general partner

By: HELLMAN & FRIEDMAN CAPITAL PARTNERS VII (PARALLEL), L.P., its managing member

By:	HELLMAN & FRIEDMAN INVESTORS VII, L.P., its general partner

By:	H&F CORPORATE INVESTORS VII, LTD., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

EXECUTIVE STOCKHOLDERS:

ERIC J. LINDBERG

STEVEN MACGREGOR READ, JR.

THE LINDBERG REVOCABLE TRUST U/A/D 02/14/06

By:
Name: Eric Lindberg
Title: Co-Trustee

THE NORDLINGEN TRUST DATED 1/23/2012, AS AMENDED AND RESTATED, 9/17/2014

Name: Steven MacGregor Read, Jr.
Title: Trustee

THE REDMOND TRUST DATED 10/19/2003, AS AMENDED AND RESTATED, 9/17/2014

Name: Steven MacGregor Read, Jr.
Title: Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

TUCKERNUCK LIMITED PARTNERSHIP
A SOUTH DAKOTA LIMITED PARTNERSHIP

By:
Eric John Lindberg, Jr., co-trustee of The Read Family 2014 Irrevocable Trust, f/b/o Brady Read, general partner

By:	CorTrust Bank, N.A., co-trustee of The Read Family 2014 Irrevocable Trust,
f/b/o Brady Read, general partner

By:
Name:
Title:

By:
Eric John Lindberg, Jr., co-trustee of
The Read Family 2014 Irrevocable Trust,
f/b/o Charlotte Read, general partner

By:	CorTrust Bank, N.A., co-trustee of
The Read Family 2014 Irrevocable Trust,
f/b/o Charlotte Read, general partner

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

READ TRUST ROLLOVER STOCKHOLDER:

THE STEVEN & MARY READ LIVING TRUST U/A/D 2/6/92

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

READ TRUST ROLLOVER STOCKHOLDER:

THE JAMES PETER READ, JR. 2011 ANNUITY TRUST U/A/D 4/1/11

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

Exhibit A

STOCKHOLDER LIST

STOCKHOLDERS	ADDRESS
H&F STOCKHOLDERS
[Redacted]	[Redacted]

EXECUTIVE STOCKHOLDERS
[Redacted]	[Redacted]

MANAGEMENT STOCKHOLDERS
[Redacted]	[Redacted]

INDEPENDENT DIRECTOR STOCKHOLDERS
[Redacted]	[Redacted]

READ TRUST ROLLOVER STOCKHOLDERS
[Redacted]	[Redacted]

Annex I

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Stockholders Agreement of Grocery Outlet Holding Corp., dated as of [•], 2019 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Grocery Outlet Holding Corp. (the “Company”), Globe Intermediate Corp., GOBP Holdings, Inc., GOBP Midco, Inc., Grocery Outlet Inc., the H&F Stockholders, the Executive Stockholders, the Read Trust Rollover Stockholders and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to a Stockholder and [an H&F Stockholder][an Executive Stockholder][a Read Trust Rollover Stockholder][a Management Stockholder][an Employee Stockholder][an Independent Director Stockholder][an Other Stockholder][and an Other Stockholder]1, respectively, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [an H&F Stockholder][an Executive Stockholder][a Read Trust Rollover Stockholder][a Management Stockholder][an Employee Stockholder][an Independent Director Stockholder][an Other Stockholder] and will be the lawful record owner of                         shares of Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any Shares and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Stockholders Agreement.

The undersigned acknowledges and agrees that Sections 5.2, 5.7, 5.20 and 5.21 of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	Note: Include “and an Other Stockholder” if anything other than “H&F Stockholder,” “Employee Stockholder” or “Other Stockholder” is selected in this sentence.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of     , 2019.

Signature

Print Name

Address:

Telephone:

Facsimile:

Email:

AGREED AND ACCEPTED as of the day of , .

GROCERY OUTLET HOLDING CORP.

By:
Name:
Title:

Annex II

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Amended and Restated Stockholders Agreement of Grocery Outlet Holding Corp., dated as of [•], 2019 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Grocery Outlet Holding Corp. (the “Company”), Globe Intermediate Corp., GOBP Holdings, Inc., GOBP Midco, Inc., Grocery Outlet Inc., the H&F Stockholders, the Executive Stockholders, the Read Trust Rollover Stockholders and the other parties thereto, I,                                     , the spouse of                                 , who is a party to the Stockholders Agreement, do hereby join with my spouse in executing the foregoing Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of Shares and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)